Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Vice President,
Investor Relations
(515) 362-3693
AmerUs Group Reports Record 2005 Operating Income of $192.5 Million
                     DES MOINES, Iowa (February 1, 2006)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported year-end and fourth quarter results for 2005. Highlights include:
     YTD 2005
•	Net income of $188.8 million or $4.43 per diluted share

•	Record adjusted net operating income of $192.5 million (1) or $4.52 per diluted share

•	Record accumulation product sales (2) of $2.63 billion

•	Protection product sales (2) of $117.8 million
     4Q2005
•	Net income of $53.1 million or $1.26 per diluted share

•	Adjusted net operating income of $50.2 million (1) or $1.19 per diluted share

•	Accumulation product sales of $662 million (2)

•	Protection product sales of $31.2 million (2)
     Commenting on the company’s results, chairman, president and chief executive officer Thomas C. Godlasky said, “Our strong earnings report caps a number of significant accomplishments for AmerUs Group in 2005. During the year, investors were rewarded with a 26 percent increase in total shareholder value. We were added to the Russell 1000 index, signifying our arrival as a solid mid-cap company, and we were once again named to the Forbes 400 Platinum List.”
Accumulation Product Results and Sales
     Pre-tax operating income for the accumulation segment increased 14 percent to $53.4 million during the fourth quarter of 2005 compared to $47.0 million a year ago. For the year, pre-tax operating income increased more than 12 percent to $183.8 million compared to $163.9 million for 2004.
     Sales of fixed annuity products for the quarter were $662 million, compared to $607 million in the fourth quarter of 2004. Fixed annuity sales in 2005 increased 43 percent to $2.63 billion compared to $1.84 billion in 2004. Sales of indexed annuity products accounted for 91 percent of fixed annuity sales, increasing 57 percent over 2004 reported sales.
Protection Product Results and Sales
     Pre-tax operating income for the protection segment increased five percent to $39.9 million compared to $38.2 million during the fourth quarter of 2004. For the year, pre-tax operating income grew more than 18 percent to $165.6 million compared to $140.2 million for 2004.
     Fourth quarter fixed life sales were $31.2 million, compared to $30.4 million in the fourth quarter of 2004. For the year, fixed life sales were $117.8 million, compared to $124.1 million in 2004. Sales of indexed life products accounted for 80 percent of total fixed life sales, an increase of 26 percent over 2004.

     “Consumer interest in indexed products continues to grow,” said Godlasky, “because they satisfy critical needs in many financial and retirement plans.”
Net Investment Income
     Net investment income was $285.1 million in the fourth quarter of 2005 compared to $267.3 million in the fourth quarter of 2004. The increase was primarily the result of higher invested assets under management. The weighted average book yield during 2005 was 5.69 percent, compared to 5.71 percent in 2004. The new money investment rate for 2005 was 5.47 percent.
2006 Operating Income Guidance
     On January 5, 2006, the company provided 2006 adjusted net operating income guidance of $4.90 to $5.10 per diluted share, an increase of eight to 13 percent over 2005 reported net adjusted operating income of $4.52 per diluted common share. (4) The 2006 earnings guidance includes the impact of expensing stock options of approximately $0.05 per diluted common share. The expensing of stock options commenced January 1, 2006 in accordance with Statement of Financial Accounting Standards 123R, Share-Based Payment, A Revision of Accounting for Stock-Based Compensation.
Corporate Actions
     During the quarter, the company’s board of directors approved an annual common stock dividend of $0.40 per share payable December 8, 2005 to shareholders of record on November 18, 2005. The board of directors also approved a quarterly dividend of $0.40278 per share for its Series A non-cumulative perpetual preferred stock (NYSE: AMH Pr) payable on December 15, 2005 to preferred shareholders of record on November 18, 2005.
     Additionally, AmerUs Group will hold its annual meeting of shareholders at its corporate headquarters on May 4, 2006, at 2 p.m. CDT. Individuals interested in attending the meeting should contact the company’s corporate secretary’s office at (515) 362-3695.
2006 Investor Conference
     The company will hold its annual investor conference in New York City on February 28, 2006 at the Inter-Continental The Barclay New York, 111 East 48th Street (at Lexington Avenue). Members of the investment community and other interested parties who wish to attend the conference should contact the company’s Investor Relations Department at (515) 362-3694.
Conference Call, Audio Replay and Additional Financial Information
     Interested parties may listen to a conference call with AmerUs Group’s management discussing fourth quarter 2005 results by calling (toll free) 888-730-9134 (international 210-234-0003) at 10 a.m. EST on Thursday, February 2, 2006. The passcode for the call is ‘AmerUs’. An audio replay of AmerUs Group’s call will be available through February 9, 2006. The replay can be accessed by dialing 888-568-0924 (international: 203-369-3213).
     Further detailed financial information, including operating segment income, investment composition, operating expenses, margin analysis and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department at (515) 362-3695.
Caution Regarding Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s Form 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, and Indianapolis Life Insurance Company.

     As of December 31, 2005, AmerUs Group’s total assets were $24.8 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.

1   The company views adjusted net operating income and adjusted net operating income per share, non-GAAP financial measures, as important indicators of financial performance. When presented with net income and net income per share, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating income, as presented in this press release, excludes items such as: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, the net effect of derivative related market value adjustments, litigation following class certification, net, the release of income tax provisions, early extinguishment of debt, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a basis comparable to that used by security analysts. A reconciliation of net income and net income per share to adjusted net operating income and adjusted net operating income per share has been included as part of this press release.
2   Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends.

AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)
Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized/unrealized gains and losses; DAC and VOBA associated with the open block realized/unrealized gains and losses; non-insurance operations; derivative related market value adjustments; litigation following class certification, net; the release of income tax provisions; discontinued operations; early extinguishment of debt; and the cumulative effect of change in accounting. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net Income available to common stockholders	$53,088	$67,875	$188,762	$192,642

Realized/unrealized losses on open block assets (A)	1,713	4,142	9,762	24,076

Net amortization of DAC and VOBA due to open block gains or losses (B)	(470)	(306)	(1,122)	375

Net effect of derivative related market value adjustments (C)	632	(12,333)	1,812	(7,472)

Other income from non-insurance operations (D)	(154)	(215)	(31)	(897)

Litigation following class certification, net (E)	—	—	6,428	—

Income tax items (F)	(4,614)	(14,798)	(24,609)	(36,767)

Income from discontinued operations (G)	—	—	—	(3,899)

Early extinguishment of debt (H)	—	—	11,449	—

Cumulative effect of change in accounting (I)	—	—	—	510

Adjusted Net Operating Income available to common stockholders	$50,195	$44,365	$192,451	$168,568

Adjusted Net Operating Income available to common stockholders per common share:
Basic	$1.29	$1.13	$4.93	$4.29

Diluted	$1.19	$1.06	$4.52	$4.10

Weighted average common shares outstanding:
Basic	38,780,027	39,390,532	39,020,987	39,334,798

Diluted	42,181,113	41,986,455	42,602,375	41,135,188

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME
(A)	Represents total open block realized/unrealized gains or losses on assets. Open block gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends. The year ended December 31, 2005, includes a $6.3 million loss on the disposition of the Company’s 34% joint venture interest in AMAL. The year ended December 31, 2004, includes a $7.7 million loss on the Indianapolis Life office building.

(B)	Represents amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) on the open block realized/unrealized gains and losses that are included in our product margins.

(C)	Represents the net effect of derivative related market value adjustments. The accounting entries consist of cash flow hedge amortization; market value adjustments on trading securities, derivatives, and indexed contracts; and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents the net income from our property operations which are not part of our insurance operations.

(E)	Represents litigation accruals following class certification, net of insurance recoveries.

(F)	Represents a reduction in the income tax accrual for the release of provisions originally established for potential tax adjustments which have been settled or eliminated and changes in deferred income tax valuation allowances.

(G)	Represents the net income from our discontinued operations.

(H)	Represents expenses associated with the early extinguishment of the OCEANs debt instrument.

(I)	Represents the cumulative effect of change in accounting, net of income taxes, as of January 1, 2004, resulting from the Company’s adoption of SOP 03-1.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2005	2004	2005	2004

Revenues:
Insurance premiums	$58,819	$68,556	$236,969	$267,666
Product charges	59,748	55,253	238,358	220,554
Net investment income	285,111	267,273	1,109,503	1,037,447
Realized/unrealized capital gains (losses)	4,408	60,190	(14,908)	18,068
Other income	9,926	11,030	45,198	46,394

	418,012	462,302	1,615,120	1,590,129

Benefits and expenses:
Policyowner benefits	233,531	256,345	858,528	888,696
Underwriting, acquisition and other expenses	37,681	43,603	157,562	155,064
Litigation following class certification, net	—	—	9,380	—
Amortization of deferred policy acquisition costs and value of business acquired	45,066	53,402	191,581	204,863
Dividends to policyowners	15,830	20,134	86,467	81,092

	332,108	373,484	1,303,518	1,329,715

Income from continuing operations	85,904	88,818	311,602	260,414

Interest expense	8,477	7,976	32,173	32,120
Early extinguishment of debt	—	—	19,082	—

Income before income tax expense	77,427	80,842	260,347	228,294

Income tax expense	21,922	12,967	69,168	39,041

Net income from continuing operations	55,505	67,875	191,179	189,253

Income from discontinued operations, net of tax	—	—	—	3,899

Net income before cumulative effect of change in accounting	55,505	67,875	191,179	193,152

Cumulative effect of change in accounting, net of tax	—	—	—	(510)

Net income	55,505	67,875	191,179	192,642

Dividends on preferred stock	2,417	—	2,417	—

Net income available to common stockholders	$53,088	$67,875	$188,762	$192,642

Net income from continuing operations available to common stockholders per common share:
Basic	$1.37	$1.72	$4.84	$4.81

Diluted	$1.26	$1.62	$4.43	$4.60

Net income available to common stockholders per common share:
Basic	$1.37	$1.72	$4.84	$4.90

Diluted	$1.26	$1.62	$4.43	$4.68

Weighted average common shares outstanding:
Basic	38,780,027	39,390,532	39,020,987	39,334,798

Diluted	42,181,113	41,986,455	42,602,375	41,135,188

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2005	2004

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$16,727,933	$15,646,653
Equity securities	75,658	77,024
Short-term investments	9,998	2,979
Securities held for trading purposes:
Fixed maturity securities	1,414,225	1,718,125
Equity securities	2,358	15,468
Mortgage loans	976,135	865,733
Policy loans	483,441	486,071
Other investments	347,552	374,240

Total investments	20,037,300	19,186,293

Cash and cash equivalents	600,160	478,441
Accrued investment income	237,221	222,294
Premiums, fees and other receivables	40,667	39,688
Income taxes receivable	21,770	—
Reinsurance receivables	730,532	666,493
Deferred policy acquisition costs	1,755,159	1,248,009
Deferred sales inducements	261,322	137,538
Value of business acquired	356,949	374,792
Goodwill	228,869	226,291
Property and equipment	44,467	46,114
Other assets	306,655	296,409
Separate account assets	217,565	248,507

Total assets	$24,838,636	$23,170,869

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2005	2004

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$19,486,854	$17,923,329
Policyowner funds	1,483,873	1,419,762

	20,970,727	19,343,091

Accrued expenses and other liabilities	975,419	837,514
Dividends payable to policyowners	278,839	322,037
Policy and contract claims	66,137	70,465
Income taxes payable	—	9,299
Deferred income taxes	71,583	145,332
Notes payable	556,051	571,155
Separate account liabilities	217,565	248,507

Total liabilities	23,136,321	21,547,400

Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, 6,000,000 shares issued and outstanding in 2005	144,830	—
Common Stock, no par value, 230,000,000 shares authorized; 46,675,811 shares issued and 38,612,874 shares outstanding in 2005 44,225,902 shares issued and 39,400,663 shares outstanding in 2004	46,676	44,226
Additional paid-in capital — common stock	1,231,533	1,198,379
Accumulated other comprehensive income (loss)	(3,612)	114,670
Unearned compensation	(3,783)	(1,238)
Retained earnings	604,747	431,911
Treasury stock, at cost (8,062,937 shares in 2005 and 4,825,239 shares in 2004)	(318,076)	(164,479)

Total stockholders’ equity	1,702,315	1,623,469

Total liabilities and stockholders’ equity	$24,838,636	$23,170,869

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2005 and 2004
($ in thousands)

			Additional	Accumulated
			Paid-In	Other				Total
	Preferred	Common	Capital	Comprehensive	Unearned	Retained	Treasury	Stockholders’
	Stock	Stock	Common Stock	Income (Loss)	Compensation	Earnings	Stock	Equity
Balance at December 31, 2003	$—	$43,836	$1,184,237	$84,519	$(1,361)	$255,006	$(156,426)	$1,409,811

2004:
Net income	—	—	—	—	—	192,642	—	192,642
Net unrealized gain on securities	—	—	—	33,959	—	—	—	33,959
Net unrealized gain on derivatives designated as cash flow hedges	—	—	—	420	—	—	—	420
Stock issued under various incentive plans, net of forfeitures	—	390	14,142	—	123	—	1,100	15,755
Purchase of treasury stock	—	—	—	—	—	—	(9,153)	(9,153)
Dividends declared on common stock	—	—	—	—	—	(15,737)	—	(15,737)
Minimum pension liability adjustment	—	—	—	(4,228)	—	—	—	(4,228)

Balance at December 31, 2004	—	44,226	1,198,379	114,670	(1,238)	431,911	(164,479)	1,623,469

2005:
Net income	—	—	—	—	—	191,179	—	191,179
Net unrealized loss on securities	—	—	—	(118,034)	—	—	—	(118,034)
Net unrealized loss on derivatives designated as cash flow hedges	—	—	—	(248)	—	—	—	(248)
Issuance of preferred stock	144,830	—	—	—	—	—	—	144,830
Conversion of OCEANs	—	1,675	9,069	—	—	—	—	10,744
Stock issued under various incentive plans, net of forfeitures	—	775	24,085	—	(2,545)	—	958	23,273
Purchase of treasury stock	—	—	—	—	—	—	(154,555)	(154,555)
Dividends declared on preferred stock	—	—	—	—	—	(2,417)	—	(2,417)
Dividends declared on common stock	—	—	—	—	—	(15,926)	—	(15,926)

Balance at December 31, 2005	$144,830	$46,676	$1,231,533	$(3,612)	$(3,783)	$604,747	$(318,076)	$1,702,315